Exhibit 99.1

300 Perimeter Park Drive, Suite A Morrisville, North Carolina 27560 919.468.0399	Company Contact: Timothy Krist Chief Financial Officer 919.468.0399, ext. 295 tkrist@charlesandcolvard.com	Investor Relations: Deborah Pawlowski KEI Advisors 716.843.3908 dpawlowski@keiadvisors.com

FOR IMMEDIATE RELEASE

CHARLES & COLVARD REPORTS SECOND QUARTER 2009

FINANCIAL RESULTS

•	$7.0 million in cash and no long-term debt at end of quarter

•	Positive cash flow from operations; $1.6 million generated through the first six months of 2009

MORRISVILLE, N.C., August 14, 2009 - Charles & Colvard, Ltd. (NASDAQ: CTHR), the sole manufacturer of moissanite jewels, The Most Brilliant Jewel in the WorldTM, announced today its financial results for the second quarter ended June 30, 2009.

Net sales for the quarter were $1.3 million, down 64% from $3.6 million in the second quarter of 2008. Net sales for the first six months of 2009 were $3.8 million, down 46% from $7.0 million for the same period of 2008. Sales were impacted by the economic recession, which has measurably affected the retail and jewelry industries, combined with reduced demand from major retailers who curbed purchases due to current levels of moissanite inventory.

Loss from operations for the quarter was $1.2 million, a $0.4 million, or 25%, improvement over the loss from operations of $1.6 million in the second quarter of 2008. Loss from operations for the first six months of 2009 was $2.4 million, a $0.3 million, or 11%, improvement over the loss from operations of $2.7 million for the same period of 2008. Offsetting sales declines was a reduction in operating expenses in the three and six months ended June 30, 2009 of $1.8 million and $2.5 million, respectively, when compared with the corresponding periods in 2008, due to cost control measures, including a reduction in headcount and decreased expenses for sales and marketing programs.

George R. Cattermole, Chairman of the Board and Interim Chief Executive Officer of Charles & Colvard, commented, “We have measurably reduced our cost structure and are much more focused on how we apply our sales and marketing spend. We believe we are in a solid financial position despite the sales decline we are experiencing, and to maintain this position, our current priority is to generate positive cash flow through cost-cutting initiatives and selling down our inventory. More importantly, we are working closely with our customers and advisors to position moissanite within the marketplace as a means of creating new and revived demand for our exceptional product.”

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Charles & Colvard Reports Second Quarter 2009 Financial Results

August 14, 2009

CEO Search Update

Mr. Cattermole further commented on the recent senior management changes. “We are currently engaged in an active search for a new CEO with applicable industry experience to lead us in executing sales and marketing strategies that we can effectively implement in this environment and to define the best positioning for our product to capture a larger share of the jewelry market. The newest member of our Board of Directors, Dr. Charles D. Lein, who has more than 27 years of experience in the jewelry, wholesale, and retail industries, has led the search and has added significant industry knowledge to our efforts. We believe that, with the right leadership team, we can define a strategic roadmap that can improve our business significantly.”

Financial Position

The Company had $7.0 million in cash at the end of the quarter and generated $1.6 million of cash from operations during the six months ended June 30, 2009. A $2.1 million decrease in accounts receivable, receipt of a $2.1 million income tax receivable, and a $1.3 million decrease in inventory were the primary drivers for positive cash flow, which more than offset the net loss of $2.5 million and a $1.2 million decrease in accounts payable.

Total inventory, including long-term and consignment inventory, was $43.0 million at the end of the quarter, flat from year-end 2008 but down slightly from the $43.3 million at the end of the first quarter of 2009. No purchases of raw material were made in the six months ended June 30, 2009. Trade accounts receivable were $0.4 million, down from $0.8 million and $3.8 million at the end of the first quarter of 2008 and year-end 2008, respectively. Cash collections and a settlement agreement with a former customer positively impacted accounts receivable.

NASDAQ Listing Status

In August 2008, the Company was notified by the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) that its common stock is subject to potential delisting from the NASDAQ Global Select Market because, for the preceding 30 consecutive business days, the price of the Company’s common stock had closed below the minimum $1.00 closing bid price requirement. In response to extraordinary market conditions, NASDAQ suspended enforcement of the minimum $1.00 closing bid requirement until July 31, 2009. As a result of the temporary suspension, the Company currently has until December 2, 2009 to regain compliance with the minimum $1.00 closing bid price requirement for continued listing on the NASDAQ Global Select Market.

Teleconference & Webcast

The Company has postponed its customary quarterly teleconference and webcast to review the financial and operating results for the period and to discuss its corporate strategy and outlook until the CEO position has been filled. At that time, the Company intends to provide an opportunity for formal introduction of the new CEO who can engage the audience in a question-and-answer session.

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Charles & Colvard Reports Second Quarter 2009 Financial Results

August 14, 2009

About Charles & Colvard, Ltd.

Charles & Colvard, Ltd. (NASDAQ: CTHR), based in the Research Triangle Park area of North Carolina, is the global sole source of lab-created moissanite, a unique, near-colorless jewel that is distinct from other gemstones and jewels based on its exceptional fire, brilliance, luster, durability, and rarity. Charles & Colvard Created Moissanite is currently used in fine jewelry sold primarily through domestic and international retailers. For more information, please access www.moissanite.com or www.charlesandcolvard.com.

Charles & Colvard and Charles & Colvard Created Moissanite are registered trademarks of Charles & Colvard, Ltd.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Statements expressing expectations regarding our future and projections relating to products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, the recent downturn in the worldwide economy and its ongoing impact on our business and the business of our customers and suppliers, any continued trends in the general economy that would adversely affect consumer spending, a further decline in our sales, dependence on consumer acceptance of our products, dependence on Cree, Inc. as the current supplier of most of the raw material, ability to develop a material second source of supply, dependence on a limited number of customers, risks of conducting operations in foreign countries, dependence on third parties for the sales and marketing of our products to end consumers, continued listing of our common stock on the NASDAQ Global Select Market, and the impact of significant changes in our management on our ability to execute our business strategy in the near-term, in addition to the other risks and uncertainties described in more detail in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC, that discuss other factors relevant to our business.

Financial Tables Follow

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Charles & Colvard Reports Second Quarter 2009 Financial Results

August 14, 2009

Charles & Colvard, Ltd.

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Net sales	$1,320,207	$3,639,677	$3,805,395	$7,043,560
Cost of goods sold	649,654	1,550,504	1,731,963	2,707,591

Gross profit	670,553	2,089,173	2,073,432	4,335,969

Operating expenses:
Sales and marketing	496,425	1,897,024	830,391	3,814,936
General and administrative	1,220,650	1,782,423	3,329,042	3,206,801
Research and development	135,511	9,087	345,691	23,179

Total operating expenses	1,852,586	3,688,534	4,505,124	7,044,916

Loss from operations	(1,182,033)	(1,599,361)	(2,431,692)	(2,708,947)

Interest income	8,587	26,164	18,848	74,723

Loss before income taxes	(1,173,446)	(1,573,197)	(2,412,844)	(2,634,224)

Income tax benefit (expense)	(17,815)	494,707	(44,917)	857,649

Net loss	$(1,191,261)	$(1,078,490)	$(2,457,761)	$(1,776,575)

Net loss per common share:
Basic and fully diluted	$(0.06)	$(0.06)	$(0.13)	$(0.10)
Weighted average number of shares used in computing net loss per common share:
Basic and fully diluted	18,607,517	18,186,565	18,492,690	18,146,545

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Charles & Colvard Reports Second Quarter 2009 Financial Results

August 14, 2009

Charles & Colvard, Ltd.

Condensed Consolidated Balance Sheets

	June 30, 2009 (unaudited)	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$7,037,716	$5,587,144
Accounts receivable, net	363,218	3,754,657
Interest receivable	806	2,747
Income tax receivable	—	2,074,420
Notes receivable	—	142,000
Inventory, net	2,624,528	6,849,239
Inventory on consignment, net	897,473	1,442,608
Prepaid expenses and other assets	395,419	500,643
Deferred income taxes	1,484,140	1,231,071

Total current assets	12,803,300	21,584,529
Property and equipment, net	349,017	412,234
Patent and license rights, net	262,454	279,315
Inventory, non-current, net	39,432,783	34,727,841
Note receivable, non-current	224,627	82,627
Deferred income taxes, non-current	575,075	940,903

TOTAL ASSETS	$53,647,256	$58,027,449

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$394,391	$1,631,074
Deferred revenue	—	171,181
Accrued co-op advertising	173,686	401,849
Accrued expenses and other liabilities	404,508	623,584

Total current liabilities	972,585	2,827,688
Long-term liabilities:
Accrued income taxes	3,196,950	3,154,110

Total liabilities	4,169,535	5,981,798

Commitments and contingencies
Stockholders’ equity:
Common stock, no par value	52,910,075	52,910,075
Additional paid-in capital – share-based compensation	6,067,077	6,177,246
Accumulated deficit	(9,499,431)	(7,041,670)

Total stockholders’ equity	49,477,721	52,045,651

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,647,256	$58,027,449

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Charles & Colvard Reports Second Quarter 2009 Financial Results

August 14, 2009

Charles & Colvard, Ltd.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,457,761)	$(1,776,575)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	84,939	105,530
Share-based compensation	308	273,147
Provision for uncollectible accounts	166,600	460,000
Provision for sales returns	(135,000)	160,000
Consignment inventory reserve (Note 5)	—	140,000
Provision (benefit) for deferred income taxes	112,759	(396,037)
Loss on disposal of assets	—	7,080
Changes in assets and liabilities:
Accounts receivable	2,085,599	1,673,563
Income tax receivable	2,074,420	(423,832)
Inventory	1,339,144	(950,054)
Other assets, net	107,165	292,500
Accounts payable	(1,236,683)	(2,210,020)
Deferred revenue	(171,181)	100,611
Accrued co-op advertising	(228,163)	45,050
Other accrued liabilities, net	(176,236)	59,335

Net cash provided by (used in) operating activities	1,565,910	(2,439,702)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	—	(28,910)
Patent and license rights costs	(4,861)	(125,852)
Proceeds from sale of equipment	—	513

Net cash used in investing activities	(4,861)	(154,249)

CASH FLOWS FROM FINANCING ACTIVITIES:
Excess tax cost from share-based payment arrangements	(110,477)	—

Net cash used in financing activities	(110,477)	—

Effect of foreign currency translations	—	1,263

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	1,450,572	(2,592,688)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	5,587,144	7,048,409

CASH AND CASH EQUIVALENTS, END OF PERIOD	$7,037,716	$4,455,721

Supplemental schedule of non-cash operating activities:
Inventory acquired from settlement of accounts receivable	$1,274,240	$—
Supplemental schedule of non-cash investing activities:
Reduction of note receivable	$—	$98,044

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